Exhibit 99.1

News Release	Airgas, Inc. 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 www.airgas.com

Exhibit 99.1

Investor Contact:	Media Contact:
Melissa Nigro (610) 902-6206	James Ely (610) 902-6010
melissa.nigro@airgas.com	jim.ely@airgas.com

For release: Immediately

Airgas Reports Fourth Quarter Earnings of $0.31 per share

RADNOR, PA – May 4, 2005 — Airgas, Inc., (NYSE: ARG), the largest U.S. distributor of industrial, medical and specialty gases, welding, safety and related products, today reported strong growth in sales, operating income and net earnings for its fourth quarter ended March 31, 2005. Net earnings for the quarter grew 12% to $24.2 million, or $0.31 per diluted share, compared to $21.7 million, or $0.29 per diluted share, in the same period a year ago. The current quarter includes expenses of $0.02 per diluted share related to the integration of the U.S. packaged gas business acquired from The BOC Group and the separation package for the Company’s former Chief Operating Officer.

Fourth quarter sales increased 26% to $656 million reflecting strong same-store sales and price gains, as well as acquisitions. Total same-store sales were up 11% compared to the same quarter a year ago, with gas and rent up 8% and hardgoods up 14%. These results reflect continued improvement in manufacturing and other industrial market segments.

“We are very encouraged by our sales momentum, especially the strength in gases, and by the continued trend into April,” said Airgas Chairman and Chief Executive Officer Peter McCausland. “The price increases initiated in March are gaining traction and helping to offset cost pressures related to the purchase and delivery of our products.”

Fiscal 2005 net sales increased 27% to $2.4 billion. Net earnings for the year ended March 31, 2005 were $1.20 per diluted share compared to prior year results of $1.07 per diluted share. The results for the year ended March 31, 2005 include expenses of $0.05 per diluted share related to the integration of the U.S. packaged gas business acquired from The BOC Group and the separation package for the Company’s former Chief Operating Officer. The results for the year ended March 31, 2004 included a non-recurring after-tax gain of $1.7 million, or $0.02 per diluted share, at National Welders Supply Company, and an

4Q Earnings Release — Final/Page 2 of 10

after-tax $480 thousand special charge recovery related to a revised estimate on prior years’ restructuring charges. Also included in the year ended March 31, 2004 are insurance-related losses of $2.8 million ($1.7 million after tax), or $0.02 per diluted share, for previously announced incidents at two of the Company’s facilities.

“We grew fiscal 2005 earnings per share by 18%, excluding the non-recurring gains and charges noted herein, reflecting very good business trends,” commented McCausland. “We are seeing strength across our business units and customer segments. Additionally, we surpassed our growth goals for our strategic platforms of bulk gas, safety products and strategic accounts, and also had good growth in medical and specialty gas. We expect continued strength in the year ahead.”

Year to date, adjusted debt increased by $145 million as a result of acquisitions, primarily the BOC acquisition. Free cash flow for the year ended March 31, 2005 was $63 million, the majority of which was generated in the fourth quarter, compared to $115 million in the comparable prior year. The year over year decline is mainly attributed to increased inventories and accounts receivable in connection with overall sales growth and the BOC acquisition, as well as capital expenditures to support the growth in strategic products. After-tax cash flow for the comparable periods was $218 million versus $187 million. The definition of free cash flow, after-tax cash flow and adjusted debt, as well as a reconciliation of each to the Consolidated Financial Statements are attached. Additionally, a reconciliation between the growth in earnings per share and the non-GAAP growth in earnings per share excluding certain gains and charges is also included.

McCausland continued, “We expect earnings per diluted share of $1.43 to $1.50 in fiscal 2006, with $0.33 to $0.36 in the first quarter. We expect continued strong execution across the board, with improved operating margins and return on capital as we continue to drive our pricing initiative and complete the BOC integration.”

The Company will conduct an earnings teleconference on Thursday, May 5, 2005, beginning at 11:00 a.m. Eastern Time. Access the teleconference by calling (888) 202-2422. This press release, slides to be presented during the Company’s teleconference and information about how to access a live and on-demand webcast of the teleconference are available in the ‘Investor Info’ section on the Company’s Internet site www.airgas.com. The telephone replay will be accessible for one week starting May 5 at 1 p.m. Eastern Time by calling (888) 203-1112 and entering passcode 7884986.

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About Airgas, Inc.

Airgas, Inc. is the largest U.S. distributor of industrial, medical and specialty gases, welding, safety and related products. Its integrated network of nearly 900 locations includes branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

Forward-Looking Statements

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: price increases gaining traction and helping to offset cost pressures related to the purchase and delivery of the Company’s products; seeing strength across business units and customer segments; expecting continued strength in the year ahead; expecting earnings per diluted share of $1.43 to $1.50 in fiscal 2006 and $0.33 to $0.36 in the first quarter; expecting continued strong execution across the board, with improved operating margins and return on capital as the Company continues to drive its pricing initiatives and completes the BOC integration. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: the Company’s inability to implement price increases; supply cost pressures; the Company’s successful integration of its acquisitions, including the BOC acquisition; increased industry competition; an economic downturn; adverse changes in customer buying patterns; significant fluctuations in interest rates; political and economic uncertainties associated with current world events; and other factors described in the Company’s reports, including Form 10-K dated March 31, 2004 and Forms 10-Q dated June 30, 2004, September 30, 2004, and December 31, 2004, filed by the Company with the Securities and Exchange Commission.

Consolidated statements of earnings, condensed consolidated balance sheets, consolidated statements of cash flows, and a reconciliation of non-GAAP financial measures follow.

4Q Earnings Release – Final/Page 4 of 10

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2005	2004 (d)	2005	2004 (d)
Net sales	$656,069	$522,091	$2,411,409	$1,895,468

Costs and expenses:
Cost of products sold (excl. deprec.)	323,640	253,587	1,179,045	908,681
Selling, distribution and administrative expenses	248,940	198,736	917,547	731,827
Depreciation	29,283	23,318	106,120	82,567
Amortization	1,319	1,154	5,464	5,389
Special charges (recoveries) (a)	—	(776)	—	(776)

Total costs and expenses	603,182	476,019	2,208,176	1,727,688

Operating income	52,887	46,072	203,233	167,780

Interest expense, net	(13,285)	(11,367)	(51,245)	(42,357)
Discount on securitization of trade receivables (b)	(1,495)	(797)	(4,711)	(3,264)
Other income (expense), net	434	1,056	1,136	1,473

Earnings before income tax expense, minority interest & equity earnings	38,541	34,964	148,413	123,632

Income tax expense	(13,933)	(12,852)	(54,583)	(47,012)

Minority interest in earnings of consolidated affiliate (c)	(452)	(452)	(1,808)	(452)

Equity earnings of unconsolidated affiliate (c)	—	—	—	4,024

Net earnings	$24,156	$21,660	$92,022	$80,192

Basic earnings per share	$0.32	$0.29	$1.23	$1.10

Diluted earnings per share	$0.31	$0.29	$1.20	$1.07

Weighted average shares outstanding:
Basic	75,600	73,600	74,900	72,800
Diluted	77,600	75,700	77,000	74,700

See attached notes.

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AIRGAS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31,	March 31,
	2005	2004(d)
ASSETS
Cash	$32,640	$25,062
Trade accounts receivable, net (b)	148,834	107,013
Inventories, net	221,609	170,300
Deferred income tax asset, net	26,263	25,519
Prepaids and other current assets	36,911	28,463

TOTAL CURRENT ASSETS	466,257	356,357

Property, plant and equipment, net	1,269,342	1,033,926
Goodwill	511,196	504,207
Other intangible assets, net	16,507	19,733
Other non-current assets	28,561	46,383

TOTAL ASSETS	$2,291,863	$1,960,606

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, trade	$143,208	$114,303
Accrued expenses and other current liabilities	159,132	147,088
Current portion of long-term debt	6,948	6,140

TOTAL CURRENT LIABILITIES	309,288	267,531

Long-term debt	801,635	682,698
Deferred income taxes	282,186	253,529
Other non-current liabilities	48,391	28,756
Minority interest in subsidiary	36,191	36,191

Stockholders’ equity	814,172	691,901

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,291,863	$1,960,606

See attached notes.

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AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended	Year Ended
	March 31, 2005(c)	March 31, 2004(c) (d)

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$92,022	$80,192
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	106,120	82,567
Amortization	5,464	5,389
Deferred income taxes	31,853	23,172
Equity in earnings of unconsolidated affiliate	—	(4,024)
Gain on divestiture	(360)	—
Gain on sales of plant and equipment	(321)	(837)
Minority interest in earnings of consolidated affiliate	1,808	452
Stock issued for employee stock purchase plan	9,907	6,889
Changes in assets and liabilities, excluding effects of business acquisitions and divestitures:
Securitization of trade receivables	27,300	3,700
Trade receivables, net	(39,583)	(15,901)
Inventories, net	(32,356)	(5,586)
Prepaid expenses and other current assets	(8,149)	10,146
Accounts payable, trade	27,984	20,845
Accrued expenses and other current liabilities	(574)	4,687
Other assets	3,387	1,413
Other liabilities	(2,185)	(2,425)

Net cash provided by operating activities	222,317	210,679

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(167,977)	(93,749)
Proceeds from sales of plant and equipment	5,361	5,347
Proceeds from divestitures	828	—
Business acquisitions, holdbacks and other settlements of acquisition related liabilities	(191,820)	(34,907)
Management fees from unconsolidated affiliate	—	724
Other, net	171	(1,369)

Net cash used in investing activities	(353,437)	(123,954)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	621,450	414,297
Repayment of debt	(494,684)	(485,004)
Financing costs	(2,531)	(2,737)
Termination of interest rate hedge	3,948	—
Minority interest	(1,808)	(452)
Exercise of stock options	20,374	13,130
Dividends paid to stockholders	(13,643)	(11,801)
Cash overdraft	5,592	(10,516)

Net cash provided by (used in) financing activities	138,698	(83,083)

Change in cash	$7,578	$3,642
Cash – Beginning of period	25,062	21,420

Cash – End of period	$32,640	$25,062

See attached notes.

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Notes:

(a)	Special charge recoveries of $776 thousand ($480 thousand after tax) for the quarter and year ended March 31, 2004 consist of the reversal of the excess portion of prior years’ restructuring charges. The special charge recoveries represent a change in estimate related to facility exit costs.

(b)	The Company participates in a securitization agreement with two commercial banks to sell up to $225 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company’s revolving credit facilities. The amount of outstanding receivables under the agreement was $189.9 million and $162.6 million at March 31, 2005 and March 31, 2004, respectively.

(c)	Effective December 31, 2003, the Company elected to adopt Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities,” (“FIN 46R”), as it applies to its joint venture with National Welders Supply Company, Inc. (“NWS”), a producer and distributor of industrial gases based in Charlotte, North Carolina. For the nine months ended December 31, 2003, NWS’ operating results were reflected as “Equity in Earnings of Unconsolidated Affiliate.” Beginning January 1, 2004 and for the year ended March 31, 2005, the operating results of NWS were reported broadly across the income statement in the “All Other Operations” business segment. NWS contributed sales and operating income in each period as follows:

		Quarter and
	Year Ended	Year Ended
	March 31, 2005	March 31, 2004
Total Sales	$167,473	$39,170
Total Operating Income	15,662	3,390

The cash flows of NWS, in excess of a management fee, are not available for the general use of the Company. Rather, these cash flows are used by NWS for operations, capital expenditures, acquisitions and to satisfy financial obligations, which are non-recourse to the Company. The consolidated cash flows for the following periods reflect the following sources and uses of cash associated with NWS:

		Quarter and
	Year Ended	Year Ended
	March 31, 2005	March 31, 2004
Net cash provided by operating activities	$19,612	$9,831
Net cash used in investing activities	(29,240)	(1,783)
Net cash provided by (used in) financing activities	9,500	(8,039)

Change in cash	(128)	9

Management fee paid to the Company, which is eliminated in consolidation	1,089	249

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(d)	Certain reclassifications of prior period amounts have been made to conform with the current year presentation, including the presentation of depository cash, cash overdrafts, minority interest and equity in earnings of unconsolidated affiliates. In the current year presentation, the depository cash and cash overdrafts are presented on a gross basis. Previously, the amounts were presented net. Minority interest and equity earnings recognized in prior periods related to NWS were reclassified from pre-tax income and presented net of tax below income tax expense.

(e)	Business segment information for the Company’s Distribution and All Other Operations segments is shown below:

		Three Months Ended				Three Months Ended
		March 31, 2005				March 31, 2004
	Dist.	All Other	Elim	Combined	Dist.	All Other	Elim	Combined
(In thousands)		Ops.				Ops.
Gas and rent	$292,538	$79,175	$(13,390)	$358,323	$226,515	$70,094	$(10,526)	$286,083
Hardgoods	281,166	17,473	(893)	297,746	221,266	15,703	(961)	236,008

Total net sales	573,704	96,648	(14,283)	656,069	447,781	85,797	(11,487)	522,091

Cost of products sold, excl. deprec. expense	293,030	44,893	(14,283)	323,640	225,960	39,114	(11,487)	253,587
Selling, distribution and administrative expenses	212,747	36,193		248,940	165,602	33,134		198,736
Deprec. & amort. expense	24,016	6,586		30,602	18,856	5,616		24,472
Special charges (recoveries)	—	—		—	(776)	—		(776)

Operating income	43,911	8,976		52,887	38,139	7,933		46,072

		Year Ended				Year Ended
		March 31, 2005				March 31, 2004
	Dist.	All Other	Elim	Combined	Dist.	All Other	Elim	Combined
(In thousands)		Ops.				Ops.
Gas and rent	$1,056,661	$318,748	$(49,300)	$1,326,109	$882,585	$216,166	$(39,944)	$1,058,807
Hardgoods	1,022,078	66,863	(3,641)	1,085,300	819,886	19,760	(2,985)	836,661

Total net sales	2,078,739	385,611	(52,941)	2,411,409	1,702,471	235,926	(42,929)	1,895,468

Cost of products sold, excl. deprec. expense	1,057,547	174,439	(52,941)	1,179,045	845,440	106,170	(42,929)	908,681
Selling, distribution and administrative expenses	776,306	141,241		917,547	648,919	82,908		731,827
Deprec. & amort. expense	86,868	24,716		111,584	72,439	15,517		87,956
Special charges (recoveries)	—	—		—	(776)	—		(776)

Operating income	158,018	45,215		203,233	136,449	31,331		167,780

4Q Earnings Release — Final/Page 9 of 10

Reconciliation of Non-GAAP Financial Measures (Unaudited)

Free Cash Flow:

     Reconciliation of net cash provided by operating activities per the Consolidated Statement of Cash Flows to Free Cash Flow:

	Year Ended	Year Ended
(Amounts in thousands)	March 31, 2005	March 31, 2004
Net cash provided by operating activities	$222,317	$210,679
Less net cash provided by operating activities of NWS (1)	(19,612)	(9,831)

Plus:
Management fees paid by NWS (1)	1,089	249
Operating lease buyouts	24,130	4,011
Proceeds from sale of PP&E	5,361	5,347

Less:
Cash provided by the securitization of trade receivables	(27,300)	(3,700)
Capital expenditures	(167,977)	(93,749)
Add back capital expenditures of NWS (1)	24,584	2,265

Free Cash Flow	$62,592	$115,271

Free Cash Flow provides investors meaningful insight into the Company’s ability to generate cash from operations, which can be used at management’s discretion for acquisitions, the prepayment of debt or to support other investing and financing activities.

After-Tax Cash Flow:

     Reconciliation of net cash provided by operating activities per the Consolidated Statement of Cash Flows to After-Tax Cash Flow:

	Year Ended	Year Ended
(Amounts in thousands)	March 31, 2005	March 31, 2004
Net cash provided by operating activities	$222,317	$210,679
Less After-Tax Cash Flow of NWS (1)	(17,056)	(4,209)
Add back:
Cash used for (provided by) working capital components and other assets and liabilities	51,476	(13,179)
Gain on divestiture	360	—
Gain on sales of plant and equipment	321	837
Equity in earnings of unconsolidated affiliates	—	4,024
Less:
Cash provided by the securitization of trade receivables	(27,300)	(3,700)
Stock issued for employee stock purchase plan	(9,907)	(6,889)
Minority interest in earnings	(1,808)	(452)

After-Tax Cash Flow	$218,403	$187,111

After-Tax Cash Flow is defined as net earnings plus depreciation, amortization and deferred tax expense. After-Tax Cash Flow provides investors meaningful insight into the Company’s ability to generate cash from operations to support working capital requirements, capital expenditures and financial obligations.

(1) National Welders Supply Co. (“NWS”) is a corporate joint venture meeting the definition of a variable interest entity and for which the Company is the primary beneficiary as described under FIN 46R. NWS was consolidated effective December 31, 2003. Prior to January 1, 2004, the Company reported the results of NWS in “Equity in Earnings of Unconsolidated Affiliate.” The liabilities of NWS are nonrecourse to the Company. Likewise, the cash flows in excess of the management fee paid by NWS are not available to the Company. Accordingly, the cash flows of NWS have been excluded from the Company’s non-GAAP liquidity measures.

4Q Earnings Release — Final/Page 10 of 10

Adjusted Debt:

Reconciliation of the change in debt per the Balance Sheet to the increase in debt adjusted for the non-recourse debt of NWS, off-balance sheet financing and non-cash interest rate hedging (“adjusted debt”):

(Amounts in thousands)	March 31, 2005	March 31, 2004	Change in Adjusted Debt
Debt	$808,583	$688,838	$119,745
Adjustments to Debt:
Securitization of trade receivables	189,900	162,600	27,300
National Welders – non-recourse debt (2)	(66,019)	(53,823)	(12,196)
Interest rate swap agreements	(3,948)	(13,832)	9,884

Adjusted Debt	$928,516	$783,783	$144,733

(2) In calculating the Adjusted Debt measure, the debt of the NWS joint venture has been excluded because the debt is non-recourse to Airgas.

The Company uses Adjusted Debt to provide investors with a more accurate and meaningful measure of the change in the Company’s obligation to repay debt by adjusting for the non-recourse debt of NWS, non-cash interest rate hedging and funds received (or repaid) under the trade receivables securitization program.

Growth In Fiscal Year Earnings:

	Year Ended	Year Ended
	March 31, 2005	March 31, 2004	Increase
Diluted earnings per share as reported	$1.20	$1.07	12%
BOC integration costs	.04	—
COO separation agreement	.01	—
Casualty insurance loss	—	.02
NWS non-recurring gain	—	(.02)
Special charge recoveries	—	(.01)

Diluted earnings per share, excluding certain gains and charges	$1.25	$1.06	18%

The Company believes that diluted earnings per share, excluding certain gains and charges noted above, are more indicative of the Company’s on-going operations and provide investors meaningful trend information.